UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue West, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On October 22, 2008, Security Federal Corporation issued its earnings release for the quarter ended September 30, 2008.  A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)             Exhibits

99.1           Press Release of Security Federal Corporation dated October 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: October 24, 2008	By:	/s/Roy G. Lindburg
Roy G. Lindburg
Treasurer and Chief Financial Officer

Exhibit 99.1

Press Release of Security Federal Corporation dated October 22, 2008

    News Release

SECURITY FEDERAL CORPORATION ANNOUNCES SECOND QUARTER
EARNINGS

Aiken, South Carolina (October 24, 2008) - Security Federal Corporation (“Company”) (OTCBB:SFDL.OB), the holding company of Security Federal Bank (“Bank”), today announced earnings for the second quarter of its fiscal year ended March 31, 2009.  The Company reported net income of $785,000 or $0.31 per share (basic) for the three months ended September 30, 2008 compared to net income of $1.13 million or $0.43 per share (basic) for the three months ended September 30, 2007.  For the six months ended September 30, 2008, net income was $1.59 million or $0.63 per share (basic) compared to $2.22 million or $0.85 per share (basic) for the six months ended September 30, 2007. The decreases in earnings for the three and six month periods are primarily a result of a decrease in net interest margin, the Bank’s decision to increase the provision for loan losses as a result of the weakening economy and an increase in general and administrative expenses attributable to costs associated with the Bank’s recent expansion in two new market areas. These factors were offset slightly by an increase in non-interest income.

Security Federal is committed to serving its local communities and continues to focus on the fundamentals through the use of conservative lending, a strong emphasis on long-term goals, steady growth, and most importantly customer- oriented banking principles. Security Federal has never participated in sub prime lending or invested in securities collateralized by these loans. The Bank does not own any Freddie Mac or Fannie Mae preferred stock and despite the tremendous challenges facing the banking industry, has maintained a strong liquidity position and is well capitalized in accordance with regulatory standards.

The banking industry faced serious challenges during the quarter ended September 30, 2008 with problems arising from deteriorating asset quality, the sub prime lending and credit crisis and the overall volatility in the financial markets. The Bank did not participate in sub prime lending or invest in securities collateralized by these mortgages, however, it was not exempt from the general worsening of national economic conditions. Additions to the allowance for loan losses were $275,000 and $500,000 for the quarter and six month period ended September 30, 2008, respectively compared to $150,000 and $300,000, respectively for the same two periods in the prior year. The increase in both periods reflects the Bank’s concern for deteriorating economic conditions in the local and national economy coupled with an increase in non-performing assets within its loan portfolio. Non-performing assets, which consist of non-accrual loans and repossessed assets, increased $3.01 million to $9.80 million at September 30, 2008 from $6.79 million at March 31, 2008. Despite this increase, non-performing assets comprised less than 2% of gross loans at September 30, 2008 and March 31, 2008, respectively. The Bank also maintained relatively low and stable trends related to net charge-offs. Annualized net charge-offs as a percent of gross loans were 0.10% for the six months ended September 30, 2008 compared to 0.02% for the year ended March 31, 2008 and 0.01% for the six months ended September 30, 2007. Management of the Bank continues to be concerned about current market conditions and closely monitors the loan portfolio on an ongoing basis to proactively identify any potential issues.

The precipitous decline in interest rates in recent quarters continued to negatively impact the Bank’s interest rate margin during the quarter ended September 30, 2008. This significant decrease in addition to the Bank’s efforts to maintain competitive deposit rates within its primary market area resulted in a 22 basis point decrease in net interest margin to 2.58% for the six months ended September 30, 2008 compared to 2.80% for the comparable period in the previous year. Despite the decrease in margin, net interest income increased $450,000 or 4.44% to $10.59 million for the six months ended September 30, 2008, compared to $10.14 million for the six months ended September 30, 2007. For the quarter ended September 30, 2008, net interest margin decreased 19 basis points to 2.60% from 2.79% for the same quarter in 2007 but increased three basis points from 2.57% for the quarter ended June 30, 2008.  Net interest income increased $303,000 or 5.87% to $5.46 million for the three months ended September 30, 2008, compared to $5.16 million for the three months ended September 30, 2007.

Non-interest income for the current quarter increased $11,000 or 1.07% to $1.06 million for the three months ended September 30, 2008 compared to $1.05 million for the comparable quarter in 2007. For the six months ended September 30, 2008, non-interest income was $2.18 million, an increase of $72,000 or 3.40% when compared to the same period in the prior year. General and administrative expenses increased $694,000 or 15.85% to $5.08 million for the three months ended September 30, 2008 and $1.26 million or 14.65% to $9.90 million for the six months ended September 30, 2008 compared to $4.38 million and $8.63 million for the same periods in the previous year. The increases in both periods were the result of increased personnel and property costs related to the Bank’s recent expansion into two new market areas: Richland County in South Carolina and Columbia County in Georgia. The Bank anticipates opening a branch in Ballentine, South Carolina within the next 12 months.

Total assets at September 30, 2008 were $905.46 million compared to $840.03 million at March 31, 2008, an increase of $65.43 million or 7.79% for the six-month period.  Net loans receivable increased $61.20 million or 11.82% to $579.13 million at September 30, 2008 from $517.93 million at March 31, 2008 with the largest increase in the commercial business and real estate loan category. A large portion of the increased activity in commercial business and real estate loans took place within the Bank’s two new market areas. Total deposits increased $14.31 million or 2.42% to $605.16 million at September 30, 2008 compared to $590.85 million at March 31, 2008. Federal Home Loan Bank advances, other borrowings, and junior subordinated debentures increased $53.20 million or 27.12% to $249.37 million at September 30, 2008 from $196.17 million at March 31, 2008.

Security Federal Bank has 13 full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, Columbia and West Columbia, South Carolina and Evans, Georgia. Additional financial services are provided by three of the Bank’s wholly owned subsidiaries, Security Federal Insurance, Inc., Security Federal Investments, Inc., and Security Federal Trust, Inc.

For additional information contact Roy Lindburg, Chief Financial Officer, at (803) 641-3070

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties.  The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company’s primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2008.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.

	SECURITY FEDERAL CORPORATION
	UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

	INCOME STATEMENT HIGHLIGHTS

	(In Thousands, except for Earnings per Share)

	Quarter Ended		Six Months Ended
	September 30,		September 30,

	2008	2007	2008	2007

Total interest income	$12,344	$12,647	$24,175	$24,553

Total interest expense	6,882	7,487	13,588	14,416

Net interest income	5,462	5,160	10,587	10,137

Provision for loan losses	275	150	500	300

Net interest income after
provision for loan losses	5,187	5,010	10,087	9,837

Non-interest income	1,061	1,049	2,182	2,110

Non-interest expense	5,075	4,381	9,897	8,632

Income before income taxes	1,173	1,678	2,372	3,315

Provision for income taxes	388	550	785	1,091

Net income	$785	$1,128	$1,587	$2,224

Earnings per share, basic	$0.31	$0.43	$0.63	$0.85

Earnings per share, diluted	$0.31	$0.43	$0.62	$0.85

	BALANCE SHEET HIGHLIGHTS

	(In Thousands, except for Book Value per Share)

	September 30,	March 31,
	2008	2008

Total assets	$905,463	$840,030

Cash and cash equivalents	10,378	10,539

Total loans receivable, net	579,132	517,932

Investment and mortgage-
backed securities	263,261	264,312

Deposits	605,164	590,850

Borrowings	249,370	196,173

Shareholders' equity	45,874	47,496

Book value per share	$18.15	$18.76